Exhibit 10.31

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) is made and entered into as of the 1st day of January, 1993, by and between Kennedy—Wilson, Inc., a Delaware corporation with its principal office located in Santa Monica, California (the Company”), and William 3. McMorrow, an individual (“Employee”).

RECITALS

WHEREAS, the Company and Employee have entered into that certain Employment Agreement dated as of August 14, 1992 (the “Employment Agreement”), providing for the employment of the Employee by the Company pursuant to the terms of such Employment Agreement; and

WHEREAS, the Company and Employee have agreed that the tens of the Employment Agreement should be modified and, in connection therewith, Employee has agreed to forego any compensation pursuant to the Employment Agreement for the period beginning November 15, 1992 and ending December 31, 1992;

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

i.              section 4 of the Employment Agreement shall be amended such that the annual salary amount “$450,000” appearing in such Section shall become “$350,000.”

2.             The Company and Employee acknowledge and agree that, notwithstanding the tens of the Employment Agreement, Employee has not and shall not receive any compensation from the Company for the period beginning November 15, 1992 and ending December 31, 1992.

3.             Subject to the foregoing, the Employment Agreement shall remain in effect, and each of the Company and Employee hereby ratifies and affirms the Employment Agreement in each and every respect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

EMPLOYEE
/s/William J. McMorrow

KENNEDY-WILSON, INC.
A Delaware corporation
/s/ William Stevenson
President